UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Trico Marine Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE
For Investors:
Rishi Varma, VP & Chief Administrative Officer
Trico Marine Services, Inc.
(713) 780-9926
Bob Marese
MacKenzie Partners, Inc.
(212) 929-5500
For Media:
Jamie Moser / Marin Kaleya
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
TRICO MARINE URGES STOCKHOLDERS TO REJECT THE KISTEFOS PROPOSALS
Vote the White Card Today to Re-Elect Trico’s Independent and Experienced Directors
THE WOODLANDS, Texas, June 8, 2009 — Trico Marine Services, Inc. (Nasdaq:TRMA) (the “Company” or “Trico”) reminds all stockholders to vote on the WHITE proxy card today in support of the Company’s independent and experienced directors, a strategy that makes sense, and a Board that has an unwavering commitment to enhancing stockholder value.
Trico recommends that stockholders reject Kistefos’s proposals by discarding any blue proxy cards they may have received. Trico urges stockholders to consider the following:
•	How will Kistefos’s two professionally aligned nominees dependably represent YOUR interests?

•	If elected, how can the Kistefos nominees realistically participate and contribute when they would be required to recuse themselves from all competitively sensitive Board discussions and screened from competitive information?

•	Finally, don’t take the risk that the directors you elect will have to resign — as the Kistefos nominees have agreed to do — if their election creates compliance risks for Trico.
PROTECT YOUR INVESTMENT IN TRICO
     VOTE THE WHITE PROXY CARD TODAY
Your Board of Directors unanimously recommends that stockholders vote AGAINST Kistefos’s proposals. We urge you to act today to protect your investment — vote AGAINST Kistefos’s nominees and proposals by signing, dating and returning the WHITE proxy card. Please do not return any proxy cards sent to you by Kistefos, even as a protest vote, as only your latest dated proxy card will count in this critical vote.

If you have questions or need assistance voting your WHITE proxy card please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
TOLL-FREE (800) 322-2885
About Trico Marine Group
The Trico Marine Group is an integrated provider of subsea, trenching and marine support vessels and services. Trico’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. The Trico Marine Group is headquartered in The Woodlands, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia as well as the Gulf of Mexico.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Important Information
In connection with the solicitation of proxies, on May 13, 2009, Trico filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and a WHITE proxy card for its 2009 annual meeting of stockholders. Trico stockholders are strongly advised to read these documents as they contain important information. Stockholders may obtain Trico’s proxy statement, a form of WHITE proxy card and any amendments or supplements and other documents for free at the SEC’s website at www.sec.gov. Copies of Trico’s proxy materials will also be available for free at Trico’s website at www.tricomarine.com or by directing a request to Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, Attn: Corporate Secretary, or calling (713) 780-9926. In addition, copies may be requested by contacting, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Trico and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with its 2009 annual meeting. Detailed information regarding the names, affiliations and interests of individuals who are deemed participants in the solicitation of proxies is available in Trico’s definitive proxy statement. The contents of the websites referenced above are not deemed to be incorporated by reference into Trico’s proxy statement.

Forward Looking Language
Certain statements in this letter that are not historical fact may be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s beliefs and expectations and information concerning possible or assumed future performance or results of operations, and are not guarantees. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.
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